                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          SCHEDULE FORM 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                           [x]
File by a Party other than Registrant             [ ]

Check the appropriate box:

[x]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to Section 240-14a-11(C) or Section
      240-14a-12

                           Murfreesboro Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of registrant as specified in its charter)


                               William Lewis Webb
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Paying of Filing Fee (Check the appropriate box):

[x]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

                                     [LOGO]


                                 March 15, 2000


TO THE STOCKHOLDERS OF MURFREESBORO BANCORP, INC.:

In connection with the Annual Meeting of Stockholders of your Company to be held on April 20, 2000, we enclose a Notice of Annual Meeting of Stockholders, a proxy statement, and a form of proxy.

The shareholders are being asked to elect the board of directors to serve until the next Annual Meeting of Stockholders in 2001 or until their successors are duly elected and qualified, approve and adopt two amendments to the 1997 Statutory/Non-Statutory Stock Option Plan, increase the number of authorized shares of common stock plan and to ratify the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal year 2000. Information about these matters is contained in the attached proxy statement.

You are cordially invited to attend the Annual Meeting of Stockholders in person. We would appreciate your completing the enclosed form of proxy so that your shares can be voted in the event that you are unable to attend the meeting. If you are present at the meeting and desire to vote your shares personally, your form of proxy will be withheld from voting upon your request prior to balloting. We urge you to return your proxy card in the enclosed envelope as soon as possible.

Sincerely,



William E. Rowland                                 Joyce Ewell
President and Chief Executive Officer              Senior Vice President

                           MURFREESBORO BANCORP, INC.

                             615 Memorial Boulevard
                          Murfreesboro, Tennessee 37129

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 20, 2000

Notice is hereby given that the Annual Meeting of Stockholders of Murfreesboro Bancorp, Inc. (the "Company"), will be held on April 20, 2000, at 5:00 P.M., Central Daylight Savings Time, at the Country Club at Stones River, 1830 Northwest Broad Street, Murfreesboro, Tennessee 37129, for the following purposes:

      1. To elect the Board of Directors for the coming year or until their successors have been duly elected and qualified;

      2.    To approve and adopt two amendments to the 1997
            Statutory/Non-Statutory Stock Option Plan for Murfreesboro Bancorp, Inc.;

      3. To amend the Company's charter to increase the authorized number of shares of common stock from one million shares to five million shares;

      4. To ratify the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal year 2000;

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the Annual Meeting of Stockholders.


                                      By Order of the Board of Directors




                                      Debbie Ferrell, Secretary



                                    IMPORTANT

PLEASE MARK, SIGN, DATE, INDICATE IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                           MURFREESBORO BANCORP, INC.
                             615 MEMORIAL BOULEVARD
                          MURFREESBORO, TENNESSEE 37129

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 20, 2000

                     INFORMATION CONCERNING THE SOLICITATION

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of Murfreesboro Bancorp, Inc. (the "Company") to be held on April 20, 2000 at 5:00 P.M., Central Daylight Savings Time, at the Country Club at Stones River, 1830 Northwest Broad Street, Murfreesboro, Tennessee 37129 and at any adjournment or adjournments thereof.

At the Annual Meeting, the stockholders will vote to elect a board of directors, to approve and adopt two amendments to the 1997 Statutory/Non-statutory Stock Option Plan, to increase the number of authorized shares of common stock and to ratify the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal 2000. The affirmative vote of a majority of the shares present or represented at the meeting, if a quorum exists, is required to elect the directors and to ratify the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal 2000. The holder of each share of the Company's common stock (the "Common Stock") is entitled to one vote on all matters submitted before the Annual Meeting or any adjournments of the Annual Meeting. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Stockholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the stockholders' directions. If no directions are given, proxies will be voted FOR the election of the nominees named herein as directors, FOR the approval and amendments to the 1997 Statutory/Non-statutory Stock Option Plan, FOR increase the number of authorized shares of common stock and FOR the ratification of the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal year 2000.

The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the person named in the enclosed proxy will use his discretion in voting the shares. The proxy may be revoked at any time prior to the voting thereof by written request to the Company at 615 Memorial Boulevard, Murfreesboro, Tennessee 37129, Attention:
Debbie Ferrell, Secretary. The proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person. If a stockholder is present at the Annual Meeting and desires to vote his or her shares personally, the stockholder's proxy will be withheld from voting upon request prior to balloting.

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile or telegraph by officers, directors and employees of the Company who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection. It is expected that this Proxy Statement will first be sent to stockholders on March 30, 2000.

                          OUTSTANDING VOTING SECURITIES

Only stockholders of record on March 10, 2000 are entitled to notice of and to vote at the Annual Meeting. On that date there were 907,609 shares of Common Stock issued and outstanding. The holder of each share of Common Stock is entitled to one vote on all matters submitted before the Annual Meeting or any adjournments of the Annual Meeting.

                   SUBORDINATED CONVERTIBLE CAPITAL DEBENTURES

The Company issued $3,000,000 of floating rate subordinated convertible capital debentures ("debentures") on September 29, 1999. Issuance costs related to the debentures is approximately $25,000. The debentures convert to common stock of the Company on August 31, 2011 at a conversion factor based upon the market value of the common stock on that date.

If converted before that date, the conversion will be based upon one share of common stock for every $12.50 of debentures held. The debentures begin accruing interest on January 1, 2000 and pay interest every December 15 with the final interest payment being made at maturity. Interest payment is based upon a rate equal to the weighted average prime rate less 0.5%.

The amount of debentures held by directors and officers of the Company at March 1, 2000 totaled $2,172,000.

                        PROPOSAL 1. ELECTION OF DIRECTORS

At the Annual Meeting, the Board of Director nominees are elected to hold office for a term of one year or until their successors are elected and qualified. If any nominee should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute designated by the Board of Directors. The election of a director requires the affirmative vote of a majority of shares present or represented at the meeting.

The Board of Directors of the Company recommends the election of the following nominees:

                              Melvin R. Adams, Sr.
                                 Thomas E. Batey
                                   Joyce Ewell
                               John Stanley Hooper
                               William E. Rowland
                                William H. Sloan
                                Joseph M. Swanson
                             Olin O. Williams, M.D.

The following table sets forth certain information regarding each of the Company's directors:


       Director              Age (1)    Position with the Company    Principal Occupation
       --------              -------    -------------------------    --------------------
       Olin O. Williams, M.D  69        Chairman of the Board        Retired Surgeon
       .................................and Director

       William E. Rowland     52........President, Chief Executive   Bank of Murfreesboro,
                              ..........Officer and Director         President/Chief Executive Officer

       Joyce Ewell            56........Senior Vice President        Bank of Murfreesboro,
                              ..........and Director.......          Senior Vice President

       Melvin R. Adams        60........Director...........          State Farm Insurance Agent

       Thomas E. Batey        65........Director...........          Batey's Office Supply

       John Stanley Hooper    67........Director...........          Retired Farm Supply Dealer

       William H. Sloan       65........Director...........          Sloan's Sales and Service, Inc.

       Joseph M. Swanson      61........Director...........          Swanson, Inc.


(1) - Age is as of December 31, 1999.

The Board of Directors currently consists of the above-named eight directors. At the annual meeting of stockholders, successors to each director whose term expires at such meeting will be elected to serve for one-year terms or until their successors are duly elected and qualified. The Board of Directors has the power to appoint the officers of the Company. Each officer will hold office for such term as may be prescribed by the Board of Directors and until such person's successor is chosen and qualified or until such person's death, resignation or removal. All of the following nominees were re-elected as directors at the April 13, 1999 annual meeting of shareholders. All of the following nominees also serve as directors of the Bank of Murfreesboro (the "Bank") which is a wholy owned subsidiary if the Company.

                      DIRECTORS AND OFFICERS OF THE COMPANY

MELVIN R. ADAMS, SR. is a director of the Company and the Bank having served since 1997. He has approximately eighteen years of banking experience in the Rutherford County market including serving as an advisory director of Commerce Union Bank (now Bank of America, N.A.) from 1980 to 1982, having been a director of First City Bank from January 1986 through March 1996. He was also a director of First City Bancorp, Inc. from June 1988 until it was sold in march 1996. Mr. Adams has been an agent for State Farm Insurance Company since 1971. Mr. Adams is also the owner and president of Adams Aluminum Co., Inc., which provides home remodeling services in Murfreesboro, a company he has owned since 1963. In addition, he is an owner of Adams & Parks, Mel Adams Realty and Hunter-Adams-Parks (partnership), all of which are real estate businesses. He is a licensed contractor, real estate broker and also engages in farming. He holds a Series 6 securities license. Mr. Adams is involved in many community activities and is a member of the Rutherford County Homebuilders Association, the Middle Tennessee Life Underwriters Association, and the Rutherford County Adult Activity Center Board. He holds a Bachelor of Science from Middle Tennessee State University and has attended various insurance schools and programs.

THOMAS E. BATEY is a director of the Company and a director of the Bank having served since 1997. He has approximately eleven years of banking experience in the Rutherford County market having been a director of First City Bank and First City Bancorp, Inc. from 1988 until it sold in 1996. Mr. Batey is the owner and president of Batey's (office supplies) in Murfreesboro since 1957 as well as Batey's Franklin (retail store) since 1967. Mr. Batey also engages in cattle farming and is a partner in Batey's Farms. He is a member and/or Board member of Middle Tennessee Christian School, Middle Tennessee Christian Foundation, Rutherford County Chamber of Commerce, Murfreesboro Jaycees, Murfreesboro Civitan Club, Rutherford County Adult Activity Center and the David Lipscomb University Development Council. He was "Employer of the Year" for the handicapped in 1972 and the Rutherford County Chamber of Commerce's "Business Person of the Year" in 1991. He attended Middle Tennessee State University.

JOYCE EWELL is a director of the Company and senior vice president and a director of the Bank and is responsible for the retail services offered by the bank. She has over thirty-eight years of banking experience in the Rutherford County market. Prior to joining the Bank, Ms. Ewell served as an Area Manager for First American National Bank supervising seven branches. From 1985 to 1996 she held various positions with First City Bank culminating in being a member of the board of directors and first vice president. For twenty-five years from 1961 until 1985, she held various positions with Commerce Union Bank (now Bank of America, N.A.) in Rutherford County, culminating in vice president of marketing. She serves numerous positions with community organizations and has received many community awards including being voted the "Best Banker in Rutherford County" in 1995 and 1999 by the Daily News Journal polling subscribers. She has attended various banking schools and classes including the University of Wisconsin School of Banking.

JOHN STANLEY HOOPER is a director of the Company and the Bank having served since 1997. He has almost eleven years of banking experience in the Rutherford County market having been a director of First City Bank from 1988 until 1996 and as a director of First City Bancorp, Inc. from June 1988 until it sold in March 1996. Mr. Hooper is the part owner and former president of Hooper Supply Co. in Murfreesboro. Mr. Hooper served as president of Hooper Supply Co., Inc. from 1967 until retiring in 1995 and selling the business to his sons. He is a member of the Tennessee Forage & Grassland Council, Farm Bureau, and the Tennessee Cattlemen's Association. He attended Middle Tennessee State University and Atlanta Business College (now Georgia State University).

WILLIAM E. ROWLAND is president and a director of the Company and a director and President and chief executive officer of the Bank having served since 1997. He has twenty-nine years of banking experience in the

Rutherford County market including his service with the Bank. In addition to Mr. Rowland's experience as internal auditor, controller and chief financial officer with Mid-South Bank and Trust in Murfreesboro (now SunTrust Bank of Tennessee, N.A.) from 1971 until 1985, he served as president of First City Bancorp, Inc. in Murfreesboro for seven years and supervised the lending function at the bank level from 1989 to 1996. Following the sale of First City Bancorp, Inc. to First American Corporation (which was acquired in 1999 by AmSouth Bancorporation,) Mr. Rowland served as president and chief executive officer of Tennessee Credit Corporation - a consumer finance company owned by First American Corporation. Mr. Rowland is a member of the MTSU Board of Trustees and the Methodist Finance Board. Mr. Rowland holds a Bachelor of Science and M.A. in finance from Middle Tennessee State University and is a graduate of the School for Bank Administration at the University of Wisconsin. He has also attended other banking schools including one at the University of Oklahoma. Mr. Rowland is a Certified Public Accountant (inactive) in the state of Tennessee and holds a Series 7 securities license as well as a life insurance license.

WILLIAM H. SLOAN is a director of the Company and a director of the Bank having served since 1997. He has over forty years of business experience in the Rutherford County market having been employed in various positions with Murfreesboro Federal Savings & Loan Association (now Calvary Banking, FSB) from 1957 until 1980 and as a director of First City Bank from January 1994 through March 1996. Mr. Sloan is the owner and president of Sloan's Honda-Yamaha, a motorcycle dealership, in Murfreesboro he has owned since 1960. Mr. Sloan is a member of the Murfreesboro Chamber of Commerce and a Board member of Stones River Manor and the Adams Christian Trust. He attended Middle Tennessee State University.

JOSEPH M. SWANSON is a director of the Company and the Bank. He has approximately fourteen years of banking experience in the Rutherford County market having been a director of First City Bank from January 1986 through March 1996, and previously, an advisory director for the Rutherford County offices of First American National Bank. Mr. Swanson is the owner and president of Swanson, Inc., and Swanson Developments in Murfreesboro. He is also a partner in Parsley Brothers Construction and involved in real estate development in Rutherford County and a partner in City Center, Ltd. Mr. Swanson was the Chamber of Commerce's "Business Person of the Year" in 1988.

OLIN O. WILLIAMS, M.D. is the chairman of the board and director of the Company and a director of the Bank. He has approximately fourteen years of banking experience in the Rutherford County market having been a director of First City Bank from January 1986 through March 1996 as well as having been a director of First City Bancorp, Inc. from June 1988 until it was sold in March 1996. Dr. Williams is a retired surgeon having worked at the Murfreesboro Medical Clinic from 1967 until his retirement in 1994. He also serves as a director of National HealthCare, L.P. and National Health Realty, Inc. He is a member of the Rutherford County Medical Society, the Tennessee Medical Association, the American Medical Association, the Southeastern Surgery Congress, Diplomate, and the American Board of Surgery. He holds a Bachelor of Science and Doctor of Medicine from the University of Tennessee.

WILLIAM L. WEBB is Vice President/Chief Financial Officer of the Company having joined the Bank in January 1998 and also serves as Community Reinvestment Act ("CRA") Officer. He supervises the areas of accounting, financial reporting and operations and previously served as compliance officer. He previously was Assistant Vice President/Internal Auditor of Wilson Bank Holding Company in Lebanon, Tennessee from March 1996 until January 1998 supervising regulatory reporting, compliance, audit and loan review. He served as Treasurer of First City Bancorp, Inc. in Murfreesboro, Tennessee from February 1993 until March 1996. He also served as Assistant Vice President/Controller of First City Bank from August 1987 until May 1994. He also was employed in public accounting from January 1984 until August 1987 with national and local firms in Nashville, Tennessee and Atlanta, Georgia. He graduated with honors from the University of Tennessee with a B.S.B.A. and received an M.B.A. from Louisiana State University. He is also a Certified Public Accountant and holds a Series 7 securities license. Mr. Webb is a member of the American Institute of Certified Public Accountants and served on the SEC Regulations Committee of the AICPA as well as the Tennessee Society of Certified Public Accountants and past member of the Industry Committee of the TSCPA.

DEBBIE R. FERRELL is Vice President/Secretary of the Bank and Company. She joined the Bank upon its opening in October 1997. She handles administrative duties, supervises the nondeposit investment product area, serves on various management committees and as a personal banker. Prior to joining the Bank Mrs. Ferrell worked at First American National Bank as a Personal Banker until January 1997. Prior to that time she worked at First City Bank as a Vice President from March 1986 until its acquisition by First American National Bank in March 1996. Before joining First City Bank Mrs. Ferrell worked at Mid-South Bank and Trust (later acquired by Third National Bank, now SunTrust Bank of Tennessee.)

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held seven meetings during the 1999 fiscal year and the Board of Directors of the Bank held twenty-one meetings during the 1999 fiscal year. The Board of Directors of the Bank has a Loan Committee and Audit Committee.

The Loan Committee met twenty-eight times during 1999 and consists of Messrs. Adams, Batey, Hooper, Rowland, Sloan, Swanson and Dr. Williams and Ms. Ewell with Dr. Williams serving as chairman. The Loan Committee has the responsibility of setting approving the loan policy, granting lending authority to individual loan officers, approving any loans in excess of a loan officer's lending authority, reviewing loans originated, moniotoring the loan portfolio for any loan concentrations, reviewing the allowance for possible loan losses, monitoring past due loans, non-accroal loans and approving laon charge-offs.

The Audit Committee consists of Messrs. Batey, Hooper and Sloan with Mr. Batey serving as chairman and met four times during 1999. The Audit Committee reviews annual reports and recommendations from the Company's independent auditors, interim reports prepared by the Company's internal auditors, reviews regulatory examinations, reviews reports in regards to the Company's regulatory compliance and provides advice and assistance regarding the Company's accounting, auditing and financial reporting practices. The Audit Committee has discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, has reviewed and discussed the audited financial statements with management and received the written disclosures from the independent accountants as required by Independence Standards Board Standard No. 1 and has discussed with the independent accountant the independent accountant's independence. Based upon the review and discussions hereinthe Audit Committee recommends to the Board of Directors inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for fiscal 1999 for filing with the Securities and Exchange Commission.

All directors have served continously since their first election. Each director attended at least 75% of the meetings of the Board of Directors and the meetings of the applicable committees for which the director is a member during 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following individuals hold 5% or more of the outstanding voting (common) stock of the Company. No other individual's hold 5% or more of the outstanding voting (common) stock of the Company.


 NAME AND ADDRESS                        AMOUNT AND NATURE              PERCENT
OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP            OF CLASS
-------------------                     --------------------            --------
William E. Rowland                           143,087 (1)                 14.67%
1110 Virginia Avenue
Murfreesboro, Tennessee 37130

Joseph M. Swanson                            120,300 (2)                 12.49%
100 East Vine Street - Suite 1500
Murfreesboro, Tennessee 37130



(1) - Includes 40,000 shares held as trustee for two sons' trusts, options for 4,000 shares that expire on April 28, 2008 and 64,087 shares from conversion of debenutres held in individual retirement account and as trustee for sons' trusts.
(2) - Includes 500 shares held jointly with daughter, stock options for 3,000 shares that expire April 28, 2008 and 52,800 shares from conversion of debentures.

The following table shows the beneficial ownership of all directors and officers of the Company individually and as a group.


                                                                         AMOUNT AND
                                                                         NATURE OF
 NAME AND ADDRESS                                                        BENEFICIAL    PERCENT
OF BENEFICIAL OWNER                      POSITION                        OWNERSHIP     OF CLASS
-------------------                      --------                        ---------     --------
William E. Rowland                    President, Chief Executive         143,087 (1)     14.67%
1110 Virginia Avenue                    Officer and Director
Murfreesboro, Tennessee 37130

Joyce Ewell                           Senior Vice President and           42,547 (2)      4.54%
1835 Lexington Trace                     Director
Murfreesboro, Tennessee 37130

Melvin R. Adams                       Director                            31,000 (3)      3.37%
805 South Church Street
Murfreesboro, Tennessee 37130

Thomas E. Batey                       Director                            11,045 (4)      1.21%
2802 East Main Street
Murfreesboro, Tennessee 37130

John Stanley Hooper                   Director                            20,632 (5)      2.25%
3331 Siegel Lane
Murfreesboro, Tennessee 37129

William H. Sloan                      Director                            17,000 (6)      1.43%
2523 Morgan Road
Murfreesboro, Tennessee 37129

Joseph M. Swanson                     Director                           120,300 (7)     12.49%
100 East Vine Street - Suite 1500
Murfreesboro, Tennessee 37130

Olin O. Williams, M.D.                Director                            22,275 (8)      2.42%
2007 Riverview Drive
Murfreesboro, Tennessee 37129

Debbie R. Ferrell                     Secretary                           38,307 (9)      4.12%
2621 Spalding Circle
Murfreesboro, Tennessee 37128

William L. Webb                       Vice President and Chief            1,220 (10)     0.13%
1438 Amberwood Circle                    Financial Officer
Murfreesboro, Tennessee 37128

All directors and officers as a group                                    427,926 (11)    38.67%



(1) - Includes 40,000 shares held as trustee for two sons' trusts, options for 4,000 shares that expire on April 28, 2008 and 64,087 shares from conversion of debenutres held in individual retirement account and as trustee for sons' trusts
(2) - Includes 33 shares held as trustee for a minor, stock options for 2,800 shares that expire on April 28, 2008 and 31,257 shares from conversion of debenutres held individually, in individual retirement account and as custodian for a minor.
(3) - Includes stock options for 3,000 shares granted to each non-employee director that expire April 28, 2008 and 8,000 shares from conversion of debentures.
(4) - Includes 250 shares held by wife, stock options for 3,000 shares that expire April 28, 2008 and 2,795 from conversion of debentures.
(5) - Includes 500 shares as custodian for minors, stock options for 3,000 shares granted to each non-employee director that expire April 28, 2008 and 4,854 shares from conversion of debentures held jointly with wife, in individual retirement account, in wife's individual retirement account and as custodian for minors.
(6) - Includes 5,000 shares held by wife, stock options for 3,000 shares granted to each non-employee director that expire April 28, 2008 and 4,000 shares from conversion of debentures held individually and by wife.

(7) - Includes 500 shares held jointly with daughter, stock options for 3,000 shares that expire April 28, 2008 and 52,800 shares from conversion of debentures.
(8) - Includes 400 shares held as custodian for minors, stock options for 3,000 shares that expire April 28, 2008 and 8,795 shares from conversion of debentures held individually and as custodian for minors.
(9) - Includes 200 shares held by husband, 15 shares held as custodian for minors, stock options for 1,800 shares that expire on April 28, 2008 and 12,992 shares from conversion of debentures held individually and as custodian for minors.
(10) - Includes 100 shares held as custodian for minor child, stock options for 1,000 shares that expire on April 28, 2008 amd 60 shares from conversion of debentures held as custodian for minor children.
(11) - Includes all shares listed in notes (1) through (10) above.

There are currently no arrangements which may result in a change of ownership of control of the Company. The above directors have served as directors since commencement of operations on October 6, 1997 and were re-elected at the shareholder meeting on April 13, 1999. The term is for one year with annual reappointment.

At December 31, 1999, there were no family relationships among directors and officers. With the exception of Dr. Williams, none of the directors of the Company serve as directors of any other company which has a class of securities regiistered under the Securities Exchange Act of 1934 or any other bank holding company, bank, savings and loan association or credit union. Dr. Williams is a director of National HealthCare Corp. and National HealthRealty, Inc. Further, no director or executive officer has been involved in any legal proceedings including bankruptcy, criminal proceedings or injunction from involvement with any business, banking or securities activities.

                             EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation paid to or accrued on behalf of the chief executive officer and any other officer of the Company whose aggregate compensation exceeded $100,000 during fiscal years 1999, 1998 and 1997:



                              ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                              -------------------                 ----------------------

                                                                              SECURITIES
                                                         OTHER                  UNDER-                      ALL
                                                         ANNUAL   RESTRICTED    LYING                      OTHER
    NAME AND                                             COMPEN-    STOCK       OPTIONS/    LTIP           COMPEN-
PRINCIPAL POSITION          YEAR   SALARY     BONUS      SATION     AWARDS       SAR'S     PAYOUTS         SATION
------------------          ----   ------     -----      ------     ------       -----     -------         ------
William E. Rowland,         1999   $80,000    $  --      $  --      $  --        $ --       $ --         $   --
 President and              1998   $40,962    $  --      $  --      $  --        $ --       $ --         $1,750(1)
 Chief Executive Officer    1997   $16,300    $  --      $  --      $  --        $ --       $ --         $  750(1)


(1) - Director fees.

No officer had compensation in excess of $100,000.

All directors were paid $250 monthly. The non-employee directors are paid $500 per month. There is no other annual compensation for the directors.

Currently there are no employment contracts between the Company and any of its employees or the Bank and any of its employees.

                        OPTION GRANTS IN LAST FISCAL YEAR

No options were granted to directors or officers during the 1999 fiscal year or exercised by officers or direcors during the 1999 fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

No options were granted or exercised in the 1998 fiscal year. Stock options listed below represent options outstanding at December 31, 1999:



                                                                NUMBER OF
                                                                SECURITIES         VALUE OF
                                                                UNDERLYING       UNEXERCISED
                                                               UNEXERCISED       IN-THE-MONEY
                                                                OPTIONS AT        OPTIONS AT
                                                              FISCAL YEAR END  FISCAL YEAR END
                            SHARES
                         ACQUIRED UPON          VALUE          EXERCISABLE/      EXERCISABLE/
       NAME               EXERCISE (#)        REALIZED ($)     UNEXERCISABLE     UNEXERCISABLE
       ----              -------------        ------------    --------------     -------------
William E. Rowland          - 0 -                 $0              20,000/0         $50,000/$0


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As previously mentioned, there are no family relationships between any of the directors and officers of the Company or Bank.

Federal banking regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank's policy is not to make any new loans or extensions of credit to the Bank's executive officers and directors at different rates or terms than those offered to the general public. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $2,472,000 at December 31, 1999.

The Bank enetered into an agreement with Parsley Brothers Construction Company ("Parsley Brothers") in 1999 for construction of a new main office. Director Swanson is a partner in Parsley Brothers. The original amount of the contract was $2,059,000. With revisions and change orders the current amount of the contract is $2,308,291. The Bank paid $1,539,407 during 1999 in relation to this contract. Of this amount, $1,385,466 was paid directly to Parsley Brothers and $153,941 was held in a retainage account for remittance upon satisfactory completion of the contract. As part of its normal course of business the Bank purchases office supplies, furniture and equipment from a retail store owned by Director Batey. During 1999, the Bank paid $40,974 for such office supplies, furniture and equipment.

PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE 1997 STATUTORY-NONSTATUTORY STOCK OPTION PLAN

The second proposal is to approve and adopt two amendments to the 1997 Statutory and Nonstatutory Stock Option Plan for Murfreesboro Bancorp, Inc. (the "Plan").

The first amendment affects the number of shares reserved for issuance under the Plan. The current plan provides for an aggregate of 90,000 shares of Common Stock to be reserved for issuance under the Plan, subject to adjusting as set forth in the Plan. The amendment changes the number of reserved shares to be equal to 10% of the outstanding shares of Common Stock of the Company (including any shares reserved for issuance under any mandatorily convertible securities of the Company). The Stock Option Committee may continue to allocate the options between options which are Incentive Stock Options and options which are Non-Qualified Stock Options as the Committee determines in its sole discretion.

The second amendment clarifies adjustments to the number of shares of Common Stock that would be issued upon exercise of an option. It is the intent of the original Plan as well as the amendment to adjust the number of shares as would be appropriate in the event of any stock dividend payable to holders of Common Stock or any other merger, reorganization, or other change that affects the holders of outstanding shares of Common Stock. In order to prevent any confusion as to how the adjustments would be made, the amendment provides more details as to how the adjustments would be made, but the amendment does not change the intent of the original Plan.

Currently all options available under the Plan have been issued. The non-employee directors of the Company have received options for a total of 18,000 shares while employees of the Company have been granted options for 72,000 shares. Of this amount the employee have received, they have become vested in 14,400 as of March 1,

2000. This includes two employees who are also directors that been granted options for 34,000 shares and become vested in 6,800 shares. While amendments to the Plan will have no effect upon the options the directors and employees currently have been granted, the amendments to the Plan will make available to the directors and employees additional stock options that may be granted by the Stock Option Committee.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve this amendment to the Plan.

The Board of Directors recommends voting FOR approval of these amendments to the Plan.

PROPOSAL 3. AMEND THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM ONE MILLION TO FIVE MILLION

The third proposal is to amend the Company's charter to increase the number of authorized shares of Common Stock from one million shares to five million shares.

The Board of Directors recommends increasing the number of authorized shares of Common Stock to allow for issuance of additional shares of Common Stock that may be needed in the future as the Company continues to grow as well as to meet the shares that may be needed in the event the Subordinated Convertible Capital Debentures are converted in the future, stock options are exercised or the Board of Directors authorizes a stock dividend or stock split. While the shareholders must approve the increase in the number of authorized shares of Common Stock, the Board of Directors maintains the authority to issue additional shares of Common Stock. Stockholders have not been granted preemptive rights by the Company.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve this amendment to the Company's charter.

The Board of Directors recommends voting FOR approval of this amendment.

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF RAYBURN, BETTS & BATES, P.C. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL YEAR 2000

The Board of Directors has confirmed the appointment by the Audit Committee of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal 2000. Rayburn, Betts & Bates, P.C. served as independent accountants and auditors of the Company for the years ended December 31, 1997, 1998 and 1999. A representative(s) of the firm will be present at the Annual Meeting, have an opportunity to make a statement if he (they) so desire and is
(are) expected to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to ratify the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal year 2000.

The Board of Directors recommends voting FOR ratification of the appointment of Rayburn, Betts & Bates, P.C. as the Company's independent accountants and auditors for fiscal year 2000.

                                  OTHER MATTERS

The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the meeting other than that referred to herein. If any other business should come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

The federal securities laws require the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company. To the Company's knowledge, based solely on a review of these copies furnished to the Company and representations by reporting persons, all of its directors, executive officers and greater than 10% beneficial owners made all filings required in a timely manner.

                              SHAREHOLDER PROPOSALS

Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the Board of Directors for the annual meeting of shareholders in 2001 must be received by Debbie Ferrell, Corporate Secretary, Murfreesboro Bancorp, Inc., Box 20700, Murfreesboro, Tennessee 37129-0700 no later than November 21, 2000. The use of Certified Mail - Return Receipt Requested is advised To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

                          ANNUAL REPORT OF FORM 10-KSB

Copies of the 1999 Annual Report to Shareholders are being mailed to all shareholders together with this Proxy Statement. Upon request, we will provide to you, without charge, a copy of your report on Form 10-KSB for the year ended December 31, 1999 as filed with the Securities and Exchange Commission. Requests should be directed to William L. Webb, Chief Financial Officer, Murfreesboro Bancorp, Inc., Box 20700, and Murfreesboro, Tennessee 37129-0700.

                       BY ORDER OF THE BOARD OF DIRECTORS


Murfreesboro, Tennessee
March 20, 2000                              Debbie Ferrell, Secretary

                           Murfreesboro Bancorp, Inc.
          Proxy Solicited by the Board of Directors for Annual Meeting
                   of Stockholders to be Held April 20, 2000

The undersigned hereby appoints William E. Rowland and Joyce Ewell, their attorneys and agents, with full power of substitution, to vote as proxy for the undersigned, at the Annual Meeting of Stockholders of Murfreesboro Bancorp, Inc. (the "Company") to be held on April 20, 2000 at 5:00 P.M., local time, at the Country Club at Stones River, 1830 Northwest Broad Street, Murfreesboro, Tennessee and at any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth on the reverse side of this card (and as more particularly set forth on the notice of Meeting enclosed herewith) and in accordance with their discretion on any other procedural matters that may properly come before the meeting or any adjournment or postponement thereof.

All shares of the Company's common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions for the proposal are indicated on an executed Proxy Card, such proxies will be voted in accordance with the recommendations of the Board of Directors as set forth herein with respect to such proposal.

PLEASE SIGN AND DATE THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR:

1. Approve the election of the Board of directors to serve a term of one year or until their successors are duly elected.
   (To vote against any director, draw a line through the name of the director:
   Melvin R. Adams, Thomas E. Batey, Joyce Ewell, John Stanley Hooper, William
   E. Rowland, William H. Sloan, Joseph M. Swanson and Olin O. Williams, M.D.)

                [ ] FOR             [ ] AGAINST         [ ] ABSTAIN

2. Approve and adopt two amendments to the 1997 statutary/non-statutary stock option plan.

                [ ] FOR             [ ] AGAINST         [ ] ABSTAIN

3. Approve the amendment to the charter to increase at the authorized common shares from 1,000,000 to 5,000,000 shares.

                [ ] FOR             [ ] AGAINST         [ ] ABSTAIN

4. Approve the election of the public accounting firm of Rayburn, Betts and Bates, P.C. to serve as independent auditors for the 2000 fiscal year.


                [ ] FOR             [ ] AGAINST         [ ] ABSTAIN

5. In their discretion, to act upon such other procedural matters as may properly come before the meeting and any adjournment thereof.

                [ ] FOR             [ ] AGAINST         [ ] ABSTAIN



PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

[ ] If you plan to attend the Annual Meeting of Stockholders, please mark the following box and promptly return this Proxy Card.

    Number Attending _____________________

[ ] Change of Address
    Mark Here and Write New Address Below


-----------------------------------------------------------

-----------------------------------------------------------

Signature of stockholders should correspond with the names shown on the Proxy Card. Attorneys, trustees, executors, administrators, guardians and others signing in representative capacity should designate their full titles. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.

Dated: ________________________________, 2000


---------------------------------------------
                 Signature

---------------------------------------------
                 Signature

         Votes must be indicated
        (x) in Black or Blue ink.